UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2025

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On February 3, 2025, Berry Global Group, Inc. (the “Company”) completed the previously disclosed transaction regarding the sale of its Specialty Tapes business (the “Tapes Business”) to the private equity firm Nautic Partners, LLC (the “Transaction”).

The following information is provided for purposes of satisfying the public company exception from the Pension Benefit Guaranty Corporation’s post-event notice of reportable event requirements:

As a result of the Transaction described above, the Tapes Business will no longer be a member of the Company’s controlled group as of the closing of the Transaction. The Company is the sponsor of the Berry Global, Inc. Defined Benefit Pension Plan (the “Berry Plan”), the Company’s EIN is 43-2107725, and the Berry Plan’s plan number is 001. Kerr Group, Inc., a member of the Company’s controlled group, is the sponsor of the Kerr Group, Inc. Retirement Income Plan (the “Kerr Group Plan”), Kerr Group, Inc.’s EIN is 95-0898810, and the Kerr Group Plan’s plan number is 001. While there were other participating employers in the past, the Company is currently the only contributing sponsor for both the Berry Plan and the Kerr Group Plan.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Berry Global Group, Inc. (Registrant)

Dated: February 6, 2025	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary